Exhibit (l)

One International Place, 40th Floor 100 Oliver Street Boston, MA 02110-2605 +1 617 728 7100 Main +1 617 426 6567 Fax www.dechert.com

March 4, 2021

Business Development Corporation of America

9 West 57th Street

49th Floor, Suite 4920

New York, NY 10019

Re:       Registration Statement on Form N-2

Ladies and Gentlemen:

We have acted as counsel to Business Development Corporation of America, a Maryland corporation (the “Company”), in connection with the preparation and filing of a Registration Statement on Form N-2, filed on the date hereof (as amended, the “Registration Statement”), with the U.S. Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), with respect to the proposed issuance from time to time of up to 55,000,000 shares (the “Shares”) of the Company’s common stock, par value $0.001 per share under the Company’s Distribution Reinvestment Plan (the “Plan”), together with any additional Shares that may be issued by the Company pursuant to Rule 462(b) under the Securities Act (as prescribed by the Commission pursuant to the Securities Act) in connection therewith.

This opinion letter is being furnished to the Company in accordance with the requirements of Item 25 of Form N-2 under the Investment Company Act of 1940, as amended, and we express no opinion herein as to any matter other than as to the legality of the Shares.

In rendering the opinion expressed below, we have examined and relied on originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records and other instruments and such agreements, certificates and receipts of public officials, certificates of officers or other representatives of the Company and others, and such other documents as we have deemed necessary or appropriate as a basis for the opinion set forth below, including the following documents:

(i)	the Registration Statement;

(ii)	the Third Articles of Amendment and Restatement of the Company (the “Certificate of Incorporation”);

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(iii)	the Amended and Restated Bylaws of the Company (the “Bylaws”);

(iv)	a certificate of good standing with respect to the Company issued by the State Department of Assessments and Taxation of the State of Maryland (“SDAT”) as of a recent date (the “Certificate of Good Standing”);

(v)	the resolutions of the board of directors of the Company (the “Board of Directors”), relating to, among other things, the authorization and approval of the preparation and filing of the Registration Statement and the issuance of the Shares (the “Resolutions”);

(vi)	the Plan; and

(vii)	such other documents and matters as we have deemed necessary or appropriate to express the opinion set forth below, subject to the assumptions, limitations and qualifications stated herein.

As to the facts upon which this opinion is based, we have relied, to the extent we deem proper, upon certificates of public officials and certificates and written statements of agents, officers, directors and representatives of the Company.

In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as original documents and the conformity to original documents of all documents submitted to us as copies. In addition, we have assumed (i) the legal capacity of all natural persons and (ii) the legal power and authority of all persons signing on behalf of the parties to such documents.

On the basis of the foregoing and subject to the assumptions, qualifications and limitations set forth in this letter, we are of the opinion that the Shares have been duly authorized and, when duly issued and delivered against payment therefor in accordance with the Plan and as described in the Registration Statement at a price per Share not less than the per share par value of the Shares, will be validly issued, fully paid and nonassessable.

The opinion set forth herein is subject to the following assumptions, qualifications, limitations and exceptions being true and correct at or before the time of the issuance of the Shares:

(i)	At the time of issuance of any of the Shares, the Company will be a validly existing corporation in good standing under the laws of the State of Maryland;

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(ii)	At the time of issuance of any of the Shares, each of the Charter, the Bylaws and the Resolutions remain in effect, without amendment;

(iii)	At the time of issuance of any of the Shares, the Registration Statement will have become effective under the Securities Act and will remain effective at the time of the issuance of the Shares;

The opinion set forth below is limited to the effect of the Maryland General Corporation Law, as in effect on the date hereof, and we express no opinion as to the applicability or effect of any other laws of such jurisdiction or the laws of any other jurisdictions. Without limiting the preceding sentence, we express no opinion as to any state securities or broker-dealer laws or regulations thereunder relating to the issuance of the Shares pursuant to the Registration Statement and the Plan. This opinion letter has been prepared, and should be interpreted, in accordance with customary practice followed in the preparation of opinion letters by lawyers who regularly give, and such customary practice followed by lawyers who on behalf of their clients regularly advise opinion recipients regarding, opinion letters of this kind.

The opinion expressed in this opinion letter (i) is strictly limited to the matters stated in this opinion letter, and without limiting the foregoing, no other opinions are to be implied and (ii) is only as of the date of this opinion letter, and we are under no obligation, and do not undertake, to advise the addressee of this opinion letter or any other person or entity either of any change of law or fact that occurs, or of any fact that comes to our attention, after the date of this opinion letter, even though such change or such fact may affect the legal analysis or a legal conclusion in this opinion letter. This opinion letter has been prepared for your use solely in connection with the Registration Statement. We assume no obligation to advise you of any changes in the foregoing subsequent to the effectiveness of the Registration Statement.

We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement and to the reference to this firm under the caption “Legal Matters” in the prospectus which forms a part of the Registration Statement. We further consent to the incorporation by reference of this letter and consent into any registration statement filed pursuant to Rule 462(b) with respect to the Securities. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Dechert LLP

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DPD